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Exhibit 3.14

CERTIFICATE OF FORMATION
of
DALLASTOWN REALTY II LLC

        This Certificate of Formation of Dallastown Realty II, LLC (the "Company"), is being duly executed and filed by the undersigned for the purpose of fanning a limited liability company under the Delaware Limited Liability Company Act (Del. Code. Ann. tit. 6 18-101, et seq.) .

        1.     The name of the limited liability company hereby formed under the Act is

    DALLASTOWN REALTY II , LLC.

        2.     The address of the registered office of the Company in the State of Delaware is:

    c/o Corporation Service Company
    1013 Centre Road
    Wilmington, DE 19805

        3.     The name and address of the registered agent of the Company for service of process is:

    Corporation Service Company
    1013 Centre Road
    Wilmington, DE 19805

        IN WITNESS WHEREOF, the undersigned have executed this Certificate this 24th day of November, 1998.

/s/ Rachel Coan Rachel Coan, Authorized Person

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  Exhibit 3.14
CERTIFICATE OF FORMATION of DALLASTOWN REALTY II LLC